EXHIBIT 99.1

Midway Gold Closes US$70 Million Strategic Financing

December 13, 2012

Denver, Colorado – Midway Gold Corp. ("Midway" or the "Company") (TSX VENTURE: MDW) (NYSE MKT:MDW) is pleased to announce that it has closed its previously announced US$70 million private placement financing (the “Transaction”) of five year 8% convertible Series A Preferred shares at a price of US$1.85 per share (“Preferred Shares”).  Kenneth A. Brunk, Midway’s Chairman, President and CEO commented, “Midway is pleased to have reached this significant funding milestone, which allows the Company to focus on finalizing our construction plans for the Pan project and to continue development of the Gold Rock project.”

Concurrent with closing, Nathaniel E. Klein, Vice President of Hale Capital Partners, LP (“HCP”) has resigned from the Company’s board of directors and Martin M. Hale, Jr., CEO and Portfolio Manager of HCP, was appointed to fill the resulting vacancy.  Mr. Hale was also appointed to the Company’s Corporate Governance and Nominating Committee, Compensation Committee, and Budget/Work Plan Committee.

Prior to founding HCP in 2007, Martin was a founding member of Pequot Ventures (now known as FirstMark Capital) where he served as a member of the General Partner. From 2002 to 2007, Martin was a Managing Director and a Member of the Operating & Investment Committees helping to lead 7 funds with approximately US$2.2 billion under management. Prior to Pequot Ventures, Martin was an Associate at Geocapital Partners and an Analyst at Broadview International. He currently serves as Chairman of Telanetix, Inc. and is a board member of United Silver Corporation and Adept Technology.  He received his B.A. cum laude from Yale University.

In connection with the Transaction, EREF-MID II, LLC (“EREF-MID II”) and HCP-MID, LLC (“HCP-MID”), both funds managed by an affiliate of HCP, acquired 17,837,838 Preferred Shares pursuant to share purchase agreements entered into with Midway on November 21, 2012.  Midway has been advised by HCP that after giving effect to the Transaction, EREF-MID II, HCP-MID and their respective affiliates, acquired control or direction over a total of 17,837,838 Preferred Shares of Midway, representing approximately 47% of the outstanding Preferred Shares of Midway and further, upon conversion of the Preferred Shares into common shares of Midway (the “Common Shares”), and together with common share purchase warrants currently held by HCP and its affiliates, HCP and its affiliates would hold 27,949,522 Common Shares, representing approximately 15.5% of the issued and outstanding Common Shares on a fully diluted basis (calculated as if all outstanding warrants and options to purchase Common Shares were exercised).

In connection with the Transaction, INV-MID,LLC (“INV-MID”) acquired 20,000,000 Preferred Shares pursuant to a share purchase agreement entered into with Midway on November 21, 2012.  Midway has been advised by INV-MID that after giving effect to the Transaction, INV-MID acquired control or direction over a total of 20,000,000 Preferred Shares of Midway, representing approximately 53% of the outstanding Preferred Shares of Midway, and further, upon conversion of the Preferred Shares into Common Shares, INV-MID would hold 20,000,000 Common Shares, representing approximately 11% of the issued and outstanding Common Shares on a fully diluted basis (calculated as if all outstanding warrants and options to purchase Common Shares were exercised).

The primary use of proceeds from the private placement will be to advance the Pan heap leach gold project towards production, including the ordering of long-lead time capital equipment, as well as engineering studies to advance the Gold Rock project.

The Preferred Shares and Common Shares issuable upon conversion of the Preferred Shares are subject to a customary Canadian hold period until April 14, 2013 and are restricted securities under the U.S. Securities Act of 1933, as amended.

Neither the Preferred Shares nor the Common Shares issuable upon conversion of the Preferred Shares or in lieu of cash dividend payments have been registered under the United States Securities Act of 1933, as amended, or the securities laws of any state.  Each Preferred Share is convertible into Common Shares of the Company on a 1 to 1 basis.  Midway granted the investors registration rights in connection with the offering. The securities may be offered or sold only under exemptions from these registration requirements.  This press release does not constitute an offer of securities.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Vice President of Administration, at (877) 475-3642 (toll-free).

About Hale Capital Partners

Based in New York City, Hale Capital Partners has established itself as a leading private equity firm focused on strategic investments in public companies and their subsidiaries. Hale Capital Partners' team is comprised of seasoned private equity veterans and entrepreneurs, who bring not only deep domain expertise but also hands-on operating experience to help build highly successful companies. Hale Capital Partners' mining portfolio spans all stages of mine development from exploration to commercial production.

Neither the TSX Venture Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws about the Company and its business which may include, but is not limited to, the Company’s intended use of proceeds, the ability to complete construction plans for the Pan Project, the plans for development of the Gold Rock Project and other statements that are not historical fact.  Such forward-looking statements and forward-looking information reflect our current views with respect to future use of proceeds and are subject to certain risks, uncertainties and assumptions, including but not limited to risks related to delays in closing, the receipt of regulatory approvals and changes in market conditions.  The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.